Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

PREMIER EXHIBITIONS, INC.

ARTICLE I. OFFICES

The corporate office of Premier Exhibitions, Inc. (the “Corporation”) shall be established and maintained at 3340 Peachtree Rd, NE, Suite 900, Atlanta, Georgia 30326. The Corporation may also have offices at such places within or without the State of Florida as the Board of Directors may from time to time establish. The Corporation shall maintain a registered agent within the State of Florida who shall be designated by its Directors.

ARTICLE II. SHAREHOLDERS

1. PLACE OF MEETINGS

Meetings of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Florida as the Board of Directors shall authorize.

2. ANNUAL MEETING

An annual meeting of shareholders shall be set during the month of August unless otherwise determined by the Board of Directors.

3. SPECIAL MEETINGS

Special meetings of the shareholders may be called for any purpose or purposes by the Board of Directors, by the chairman of the Board of Directors or by the president of the Corporation or as otherwise provided by law. In addition, special meetings may be called by shareholders owning sixty-six and 2/3 percent (66 2/3%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Only such business as is stated in the written notice of a special meeting may be acted upon thereat. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made and the secretary shall issue the call for the meeting unless the president, the Board of Directors or the shareholders shall designate another to make said call.

4. NOTICE OF MEETINGS

Written notice of each meeting of shareholders shall state the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice shall be delivered personally or by first class mail to each shareholder of record having the right and entitled to vote at such meeting at his last address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any shareholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any shareholder may waive notice of any meeting, either before, during or after the meeting.

No business may be transacted at a meeting of shareholders other than the business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the action of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by the shareholders of the Corporation in accordance with the provisions of these Bylaws.

In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than sixty (60) days prior to the date of the meeting of shareholders.

To be in proper written form a shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder of such business, (v) if the Corporation is a Section 12(b) reporting company under the Securities Exchange Act of 1934, as amended, all information as required by Schedule 14A under this Act (i.e., the proxy rules), and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at a meeting of shareholders except business brought before the meeting in accordance with the procedures set forth in this Article II Section 4, provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Article II Section 4 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of the board determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the board shall declare at the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

5. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date for which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

If the requirements of this Section 5 have not been complied with, the meeting shall, upon the demand of any shareholder in person or by proxy, be adjourned at the discretion of the presiding officer or chairman, or his designee, until the requirements are complied with. Failure to comply with the requirements of this Section 5 shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

6. VOTING

Every shareholder shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share recorded in the shareholder’s name on the books of the Corporation on the record date. The books of records of shareholders shall be produced at the meeting upon the request of any shareholder. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. The affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders.

7. QUORUM

The presence in person or by proxy, of shareholders holding a majority of the shares of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In no event shall a meeting be held with less than one-third (1/3) of the shares entitled to vote at the meeting. In case a quorum shall not be present at any meeting, a majority of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting if the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to shareholders, or (ii) otherwise to exercise effectively their voting rights. Prior to the time when any meeting is convened the officer who would be the presiding officer at such meeting, if directed by the Board, may postpone the meeting if the Board determines that adjournment is necessary or appropriate to enable the shareholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to shareholders, or (ii) otherwise to exercise effectively their voting rights.

8. PROXIES

At any shareholders’ meeting or any adjournment thereof, any shareholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after eleven months from the date thereof unless otherwise provided in the proxy. In the event a proxy provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all the persons so designated, unless the proxy shall provide otherwise.

ARTICLE III. DIRECTORS

1. BOARD OF DIRECTORS

The business of the Corporation shall be managed and its corporate powers exercised by a Board of Directors consisting of no fewer than three but not more than seven directors. It shall not be necessary for directors to be residents of the State of Florida or shareholders. All meetings of the Board of Directors shall be chaired by the chairman of the board of the Corporation, who shall be responsible for setting the agenda for each meeting and working to ensure that each meeting is run in an orderly and efficient manner. The Board of Directors, in addition to appointing a chairman of the board, shall also from time to time designate one of the members of the Board as the vice chairman, which director shall preside at all meetings of the Board of Directors and all meetings of the Corporation’s shareholders in the absence of the chairman of board.

2. ELECTION AND TERM OF DIRECTORS

Directors shall be elected at the annual meeting of shareholders and each director elected shall hold office until the director’s successor has been elected and qualified, or until prior resignation or removal.

3. VACANCIES

Any vacancy occurring in the Board of Directors including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

4. REMOVAL OF DIRECTORS

Any of the directors may be removed with cause by a vote of the majority of the Board of Directors at a special meeting of directors called for that purpose.

Except as otherwise provided by law or the Articles of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the shareholders of three-quarters (3/4) of the shares then entitled to vote at an election of directors.

5. RESIGNATION

A director may resign at any time by giving written notice to the Board, the president, or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

6. QUORUM OF DIRECTORS

A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

7. PLACE AND TIME OF BOARD MEETINGS

The Board of Directors may hold its meetings at the office of the Corporation or at such other places, either within or without the State of Florida as it may from time to time determine. Participation in a meeting by communication methods whereby all persons can hear each other at the same time shall constitute presence in person at a meeting.

8. ANNUAL MEETING

An annual meeting of Board of Directors shall be set during the month of August unless otherwise determined by the Board of Directors.

9. NOTICE OF MEETINGS OF THE BOARD OF DIRECTORS

Regular meetings of the Board of Directors may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

10. EXECUTIVE AND OTHER COMMITTEES

The Board, by resolution, may designate from among its members two or more of their number to one or more committees, which, to the extent provided in said resolution or those Bylaws may exercise the powers of the Board in the management of the business of the Corporation.

11. COMPENSATION

The Board of Directors shall have the authority to fix the compensation of directors.

12. NOMINATION OF DIRECTORS AND ADVANCE NOTICE THEREOF.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (ii) by the shareholders of the Corporation in accordance with the provisions of the Bylaws. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than sixty (60) days prior to the date of the meeting of shareholders.

To be in proper written form, a shareholder’s notice to the secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article III Section 12. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV. OFFICERS

1. OFFICERS, ELECTION AND TERM

(a) The Board of Directors may elect or appoint an executive chairman of the board, a chief executive officer, a president, a vice president, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

(b) In the event of the death, resignation, or removal of an officer, the Board of Directors in its discretion may elect or appoint a successor to fill the un-expired term.

(c) Any two or more offices may be held by the same person.

(d) The salaries of all officers shall be fixed by the Board.

(e) The directors may require any officer to give security for the faithful performance of his duties.

2. CHAIRMAN OF THE BOARD

The executive chairman of the board (if one is appointed) shall preside at all meetings of the shareholders if present thereat.

3. CHAIRMAN

The executive chairman (if one is appointed) shall be responsible, along with the chief executive officer and subject to the direction of the Board of Directors, for the general supervision, direction and control of the business of the Corporation and shall perform such other duties as the Board shall prescribe. The chief executive officer shall report directly to the executive chairman (if one is appointed).

4. PRESIDENT

The president shall be the chief executive officer of the Corporation (and may also be given such title of office) and shall have the general powers and duties of supervision and management usually vested in the office of president of a Corporation. He shall, along with the executive chairman (if one is appointed) and subject to the direction of the Board of Directors, have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the secretary or the treasurer or an assistant secretary or an assistant treasurer.

5. VICE-PRESIDENTS

During the absence or disability of the president, the vice-president, if one be elected, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the Board shall prescribe.

6. SECRETARY

The secretary shall attend all meetings of the Board of Directors and of the shareholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of all meetings of shareholders and of special meetings of the Board, keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board, when required prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the Board, or assigned to him by the president.

7. ASSISTANT-SECRETARIES

During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have the powers and functions of the secretary.

8. TREASURER

The treasurer shall have custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board, disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements, render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all transactions as treasurer and of the financial condition of the Corporation, render a full financial report at the annual meeting of the shareholders if so requested, be furnished by all corporate officers and agents on request with such reports and statements as required as to all financial transactions of the Corporation, and perform such other duties as are given by these Bylaws or as from time to time are assigned by the Board or the president.

9. ASSISTANT-TREASURER

During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the treasurer.

10. SURETIES AND BONDS

In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of their duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into their hands.

ARTICLE V. CERTIFICATES FOR SHARES

1. CERTIFICATES

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated and may be evidenced by a book-entry system maintained by the Corporation’s transfer agent. Except as otherwise expressly provided by law, the rights and obligations of the holders of any uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. If the shares are to be represented by certificates, they shall (i) be numbered and entered in the books of the Corporation as they are issued, (ii) exhibit the holder’s name and the number of shares and (iii) shall be signed by the president or a vice-president and the secretary or an assistant secretary and shall bear the corporate seal. When certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers may be facsimiles.

2. LOST OR DESTROYED CERTIFICATES

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificates or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

3. TRANSFERS OF SHARES

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. All transfers shall be made in accordance with applicable law.

ARTICLE VI. DIVIDENDS

The Board of Directors may out of funds legally available therefore at any regular or special meeting, declare dividends upon the shares of the Corporation in cash, property or its own shares as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

ARTICLE VII. CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, FLORIDA.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

ARTICLE VIII. EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed, counter-signed, executed, verified, or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board.

ARTICLE IX. FISCAL YEAR

The fiscal year shall begin the first day of March in each year.

ARTICLE X. NOTICE AND WAIVER OF NOTICE

Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons, entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XI. CONSTRUCTION

Whenever a conflict arises between the language of these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall govern.

ARTICLE XII. SHAREHOLDER ACTION BY WRITTEN CONSENT

Any action by written consent of shareholders must be signed by the holders of three quarters (3/4) of the outstanding stock entitled to vote if such action is for the removal of any director or the entire Board of Directors. Any written consent solicitation must strictly comply with the requirements of Chapter 607.0704 of the Florida General Corporation Law. All shareholder written consent solicitations must contain the information described in Article II, Section 4 and Article III Section 12 of the Bylaws to be effective. Failure to include the information described in Article II Section 4 and Article III Section 12 will result in such shareholder consent solicitation being considered void. It is the intent of this Bylaw to provide all shareholders sufficient information to consider fully the proposals to be acted upon by the shareholders so that the shareholders may effectively exercise their voting rights by having the same information made available to shareholders in a written consent solicitation that would otherwise be made available in a notice of a meeting pursuant to the provisions of these Bylaws.

ARTICLE XIII. AMENDMENTS

The Board of Directors may adopt, alter, amend, or repeal these Bylaws. Shareholders of the Corporation shall have the power to alter, repeal, amend or rescind these Bylaws provided, however, that the affirmative vote of at least three-quarters (3/4) of the outstanding shares of the Corporation entitled to vote thereon, voting together as a single class, shall be required for shareholders of the Corporation to adopt, amend, alter, repeal or rescind the Bylaws.

Approved and Adopted:

July 29, 2004

Last Amended and Restated:

October 18, 2012